Exhibit 99.1

FOR FURTHER INFORMATION:

FOR INVESTORS:	FOR MEDIA:
Richard R. Sawyer	Tina M. Farrington
Chief Financial Officer	Senior Vice President
260-427-7150	260-427-7155
rick.sawyer@towerbank.net	tina.farrington@towerbank.net

TOWER FINANCIAL CORPORATION ELECTS NOT TO PARTICIPATE IN THE U.S.
TREASURY CAPITAL PURCHASE PROGRAM

FORT WAYNE, INDIANA – April 22, 2009 – Tower Financial Corporation (NASDAQ: TOFC) announced today that it has withdrawn its application for the Capital Purchase Program (CPP), which is part of the federal government’s Troubled Assets Relief Program (TARP).

Michael Cahill, President and CEO of Tower Financial Corporation stated “This decision was based on our own internal stress testing of our capital levels. Tower is “well capitalized” under existing regulatory standards, both now and what we believe to be the foreseeable future, with appropriate capital to continue executing our business plan. Tower is focused on utilizing our solid capital position to continue supporting our communities through prudent lending. Our commitment to community banking remains as strong as ever.”

“In late 2008, although “well capitalized”, Tower like many publicly traded financial institutions applied for TARP. Since the submission of our application, TARP has evolved and changed significantly. In light of these changes and our own analysis of our capital needs, our Board of Directors and our senior management team has determined that it would not be in the best interest of our shareholders to participate in the TARP program,” said Cahill. “With the ever changing details of what the government expects of TARP recipients, we have concluded there is no financial or strategic advantage for Tower to participate in this program and accordingly we have decided to withdraw our application.”

At March 31, 2009, the Company’s regulatory capital ratios continue to remain above the “well-capitalized” levels of 6 percent for tier 1 capital, 10 percent for risked-based capital, and 5% for Tier 1 leverage capital.  Tier 1 capital at March 31, 2009 was 11.5 percent. Total risked-based capital at March 31, 2009 was 12.8 percent, compared to 13.0 percent at December 31, 2008. Leverage capital was 9.5 percent at March 31, 2009, almost double the regulatory requirement of 5 percent to be considered “well-capitalized”

ABOUT THE COMPANY
Headquartered in Fort Wayne, Indiana, Tower Financial Corporation is a financial services holding company with two subsidiaries: Tower Bank & Trust Company, a community bank headquartered in Fort Wayne; and Tower Trust Company, a state-chartered wealth services firm doing business as Tower Private Advisors. Tower Bank provides a wide variety of financial services to businesses and consumers through its six full-service financial centers in Fort Wayne, and one in Warsaw, Indiana. Tower Financial Corporation's common stock is listed on the NASDAQ Global Market under the symbol "TOFC." For further information, visit Tower's web site at www.towerbank.net.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation and the Bank.

These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may differ materially from what may be expressed or forecasted in the forward-looking statements. Future factors include changes in banking regulation; governmental and regulatory policy changes; changes in the national and local economy; changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in tax laws; changes in prices; the impact of technological advances; the outcomes of contingencies, trends in customer behavior and their ability to repay loans; changes in local real estate values; and other factors, including various risk factors identified and described in the Corporation’s Annual Report on Form 10-K, quarterly reports of Form 10-Q and in other periodic reports we file from time to time with the Securities and Exchange Commission. These reports are available on the Commission’s website at www.sec.gov, as well as on our website at www.towerbank.net.

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